UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                              Filed by a party other than the Registrant  ☒

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

CLEARWIRE CORPORATION

(Name of Registrant as Specified in Its Charter)

SPRINT NEXTEL CORPORATION

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

This filing consists of the following document:

•	Press Release

News Release

Sprint Nextel

6200 Sprint Parkway

Overland Park, Kan. 66251

Media Contacts:

Doug Duvall, 571-287-8153

Douglas.Duvall@sprint.com

Investor Contact:

Brad Hampton, 800-259-3755

investor.relations@sprint.com

Sprint Issues Statement on Clearwire’s Proxy Filing

OVERLAND PARK, Kan. – Feb. 1, 2013 – Today Clearwire (NASDAQ: CLWR) filed a preliminary proxy statement in connection with its definitive agreement with Sprint (NYSE: S) for Sprint to acquire the approximately 50 percent stake in Clearwire that it does not already own. In response, Sprint issued the following statement:

“Today’s filing speaks for itself. After a rigorous and extensive two-year process, Clearwire pursued numerous strategic opportunities, including discussing the sale of spectrum with no fewer than 10 parties and a series of ongoing conversations with DISH that date back to 2010. Clearwire’s proxy makes very clear that Sprint’s definitive agreement to acquire Clearwire provides both the best value for shareholders and stability amid an uncertain future. We continue to believe that the DISH proposal is illusory and conditioned on many things, including the receipt of governance rights, a spectrum sale and a commercial agreement which are not actionable under our merger agreement and other agreements between Clearwire and Sprint. We are pleased the Clearwire Board continues to recommend approval of our transaction and look forward to closing our merger and delivering even greater wireless service to the American consumer.”

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel served nearly 56 million customers at the end of the third quarter of 2012 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; offering industry-leading mobile data services, leading prepaid brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. The American Customer Satisfaction Index rated Sprint No. 1 among all national carriers in customer satisfaction and most improved, across all 47 industries, during the last four years. Newsweek ranked Sprint No. 3 in both its 2011 and 2012 Green Rankings, listing it as one of the nation’s greenest companies, the highest of any telecommunications company. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This press release contains forward-looking statements relating to the proposed Merger between the Company and Clearwire pursuant to the Merger Agreement and the related transactions (collectively, the “transaction”). All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and synergies of the transaction; the competitive ability and position of the Company and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (i) any conditions imposed in connection with the transaction, (ii) approval of the transaction by Clearwire stockholders, (iii) the satisfaction of various other conditions to the closing of the transaction contemplated by the Merger Agreement, (iv) legal proceedings that may be initiated related to the transaction, and (v) other factors discussed in Clearwire’s and the Company’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2011, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.

None of the Company, Clearwire or Collie Acquisition Corp. undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the transaction, Clearwire has filed a Rule 13e-3 Transaction Statement and a preliminary proxy statement with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the Clearwire’s stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (and, when available, will be able to obtain a copy of the definitive proxy statement) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6494. Clearwire’s filings with the SEC are also available on its website at www. clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and the Company and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the proxy statement for Clearwire’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. Information about the Company’s officers and directors is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC.

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